EXHIBIT 4.4

                        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE PURCHASE AGREEMENT AND THE WARRANT AGREEMENT, EACH DATED AS OF SEPTEMBER [__], 2008, AMONG THE ISSUER HEREOF AND CERTAIN OTHER SIGNATORIES THERETO. UPON THE FULFILLMENT OF CERTAIN CONDITIONS, THE ISSUER HEREOF HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF THE HOLDER HEREOF. COPIES OF SUCH AGREEMENTS MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER HEREOF.

NEXTWAVE WIRELESS INC.

No. W -1	October 9, 2008

Common Stock Purchase Warrant

THIS CERTIFIES that, for value received, SOLA LTD (the Holder), or its assigns, is entitled to purchase from Nextwave Wireless Inc., a Delaware corporation (the Issuer), 10,000,000 shares (Warrant Shares) of Common Stock, $.001 par value (the Common Stock), of the Issuer, at the price (the Exercise Price) of $.01 per share, at any time or from time to time during the period commencing on the date hereof and ending at 5:00 P.M. Eastern time, on October 9, 2011 (the Expiration Time).

The Holder may exercise all or any part of such rights at any time or from time to time prior to the Expiration Time.

This Warrant has been issued pursuant to the Warrant Agreement dated as of October 9, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the Warrant Agreement), among the Issuer and the Holders named therein, and is subject to the terms and conditions, and the Holder is entitled to the benefits, thereof. A copy of the Warrant Agreement is on file and may be inspected at the principal executive office of the Issuer. The Holder of this certificate, by acceptance of this certificate, agrees to be bound by the provisions of the Warrant Agreement. Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Warrant Agreement.

SECTION 1. Exercise of Warrant. On any day on or prior to the Expiration Time, the Holder may exercise this Warrant, in whole or in part, in the manner set forth in Article IV of the Warrant Agreement.

SECTION 2. Exercise Price. The Exercise Price is subject to adjustment from time to time as set forth in the Warrant Agreement.

SECTION 3. Exchange of Warrant. On any day on or prior to the Expiration Time, the Holder may exchange this Warrant, in whole or in part, for Warrant Shares by delivering to the Issuer this Warrant accompanied by a properly completed Exchange Form in the form of Annex B attached hereto. The number of Capital Stock to be received by the Holder upon such exchange shall be determined as set forth in the Warrant Agreement.

SECTION 4. Transfer. Subject to the limitations set forth or referred to in the Warrant Agreement, this Warrant may be Transferred by the Holder by delivery to the Issuer of this Warrant accompanied by a properly completed Assignment Form in the form of Annex C attached hereto.

SECTION 5. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Issuer will issue a new Warrant of like denomination and tenor upon compliance with the provisions set forth in the Warrant Agreement.

SECTION 7. Successors. All of the provisions of this Warrant by or for the benefit of the Issuer or the Holder shall bind and inure to the benefit of their respective successors and permitted assigns.

SECTION 8. Headings. Section headings in this Warrant have been inserted for convenience of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Warrant.

SECTION 9. GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS EXCEPT TO THE EXTENT THAT THE NEW YORK CONFLICTS OF LAWS PRINCIPLES WOULD APPLY THE APPLICABLE LAWS OF THE STATE OF THE ISSUERS ORGANIZATION TO INTERNAL MATTERS RELATING TO ENTITIES SUCH AS THE ISSUER ORGANIZED THEREUNDER).

* * * * *

IN WITNESS WHEREOF, the undersigned has caused this Warrant to be executed by its duly authorized officers and this Warrant to be dated as of the date first set forth above.

NEXTWAVE WIRELESS INC.

By:	/s/ George Alex
Name: George Alex

Title: Executive Vice President and Chief Financial officer

Warrant

Annex A to the Warrant

EXERCISE FORM

[To be signed upon exercise of a Warrant]

TO NEXTWAVE WIRELESS INC.

The undersigned, being the Holder of the attached Warrant, hereby elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder _________ shares of Common Stock of Nextwave Wireless Inc., a Delaware corporation (the Issuer) and requests that the certificates or other evidence of ownership for such shares be issued in the name of, and be delivered to, _______________________, whose address is __________________________________ ____________________________.

The undersigned warrants to the Issuer that the undersigned (a) is not acquiring the Warrant Shares with a view to Transferring such Warrant Shares in violation of the Securities Act of 1933, as amended (the Securities Act) and (b) acknowledges that the issuance of the Warrant Shares has not been registered under the Securities Act and that the Warrant Shares may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption therefrom is available.

The foregoing exercise is (check one):

______	Irrevocable
______	Conditioned upon the consummation of the transaction described briefly below:

Dated:_________________                                                             _____________________________________

Name:
Title:

Annex B to the Warrant

EXCHANGE FORM

[To be signed upon exchange of a Warrant]

TO NEXTWAVE WIRELESS INC.

The undersigned, being the Holder of the within Warrant, hereby elects to exchange, pursuant to Section 4.2 of the Warrant Agreement referred to in such Warrant, the portion of such Warrant representing the right to purchase _________ shares of Common Stock of Nextwave Wireless Inc., a Delaware corporation (the Issuer). The undersigned hereby requests that the certificates or evidence of ownership for the number of shares issuable in such exchange pursuant to such Section 4.2 be issued in the name of, and be delivered to, _____________, whose address is _____________________________________.

The undersigned warrants to the Issuer that the undersigned (a) is not exchanging the Warrant Shares with a view to Transfer such Warrant Shares in violation of the Securities Act of 1933, as amended (the Securities Act) and (b) acknowledges that the issuance of the Warrant Shares has not been registered under the Securities Act and that the Warrant Shares may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption therefrom is available.

The foregoing exchange is (check one):

______	Irrevocable
______	Conditioned upon the consummation of the transaction described briefly below:

Dated:______________	_____________________________ Name:
Title:

Annex C to the Warrant

ASSIGNMENT FORM

[To be signed only upon transfer of a Warrant]

For value received, the undersigned hereby sells, assigns and transfers unto _________________________, all of the rights represented by the within Warrant to purchase _______________ shares of Common Stock of Nextwave Wireless Inc., a Delaware corporation (the Issuer), to which such Warrant relates, and appoints ________________________ attorney to transfer such Warrant on the books of the Issuer, with full power of substitution in the premises.

Dated:____________________________

                                                                                                __________________________________________

Name:

Title:

By executing and delivering this Assignment Form to the Issuer, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Warrant Agreement dated as of October 9, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the Warrant Agreement), among the Issuer and the Holders, in the same manner as if the undersigned were an original signatory to the Warrant Agreement.

The undersigned agrees that he, she or it shall be a Holder, as such term is defined in the Warrant Agreement.

Dated:____________________________

_______________________ Signature of transferee

_______________________ Print Name of transferee
_______________________

_______________________ Address

_______________________ Facsimile
_______________________ Telephone